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                                                                     EXHIBIT 5.2

                  KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.
                                ATTORNEYS AT LAW

                          NationsBank Corporate Center
                             100 North Tryon Street
                                   Suite 4200
                      Charlotte, North Carolina 28202-4006
                             Telephone 704/331-7400
                             Facsimile 704/331-7598
                                                                  Other Offices:
                                                         Raleigh, North Carolina
                                                       Rock Hill, South Carolina


                                 August 26, 1998




NationsBanc Montgomery Funding Corp.
NationsBank Corporate Center
100 North Tryon Street
Charlotte, North Carolina  28255

Ladies and Gentlemen:

           We have acted as special counsel to NationsBanc Montgomery Funding Corp., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on August 26, 1998, pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement covers Mortgage Pass-Through Certificates ("Certificates") to be sold by the Company in one or more series (each, a "Series") of Certificates. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company and a trustee (a "Trustee") and a master servicer (a "Master Servicer") to be named therein. A form of Pooling and Servicing Agreement is included as an exhibit to the Registration Statement.

           In rendering the opinion set forth below, we have examined and relied upon the following: (i) the Registration Statement, the Prospectus and the form of Prospectus Supplement constituting a part thereof, each in the form filed with the Commission, (ii) the form of the Pooling and Servicing Agreement in the form filed with the Commission and (iii) such other documents, records and instruments as we have deemed necessary for the purposes of this opinion. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. We have assumed that all parties had the corporate power and authority to enter into and perform all obligations thereunder. As to such parties, we also have assumed the due authorization by all requisite corporate action and the due execution and delivery of such documents.

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NationsBanc Montgomery Funding Corp.
August 26, 1998
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           Based upon and subject to the foregoing, we are of the opinion (i)
that the issuance of each Series of Certificates has been duly authorized by appropriate corporate action and (ii) that once the Certificates of such Series have been duly executed, authenticated and delivered in accordance with the terms of the Pooling and Servicing Agreement relating to such Series and sold in the manner described in the Registration Statement, any amendment thereto and the prospectus and prospectus supplement relating thereto, the Certificates will be legally issued, fully paid, binding obligations of the trust created by the Pooling and Servicing Agreement, and the holders of the Certificates will be entitled to the benefits of the Pooling and Servicing Agreement, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performances or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

           We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm wherever it appears in the Prospectus forming a part of the Registration Statement. This consent is not to be construed as an admission that we are in the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

                               Very truly yours,

                               /s/ Kennedy Covington Lobdell & Hickman, L.L.P.